UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File No. 1-8183

SUPREME INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	75-1670945
(State of Incorporation)	(IRS Employer Identification No.)

P.O. Box 237, 2581 E. Kercher Road, Goshen, Indiana	46528
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code) - (574) 642-3070

Item 5.	Other Events and Regulation FD Disclosure.

The following information, intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition," is being furnished under "Item 5. Other Events and Regulation FD Disclosure."

On July 29, 2004, Supreme Industries, Inc. issued a press release reporting its results for the fiscal quarter ended June 26, 2004. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 7.	Financial Statements and Exhibits.

c.	Exhibits

	99.1	Press release dated July 29, 2004, reporting its results for the fiscal quarter ended June 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Dated: August 2, 2004	BY: /s/ ROBERT W. WILSON
Robert W. Wilson
Executive Vice President, Treasurer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

(Signing on behalf of the Registrant and as Principal Financial Officer)

EXHIBIT INDEX

99.1	Press release dated July 29, 2004, reporting its results for the fiscal quarter ended June 26, 2004

Exhibit 99.1

SUPREME INDUSTRIES, INC.

For Immediate Release

Contact:	Robert W. Wilson
Executive Vice President
(574) 642-4888

Supreme Industries Reports Improved Earnings and Revenues
For the Second-Quarter and First Six-Month Periods
• Quarterly revenues increased 50% to record $90.8 Million • EPS in the quarter increased 50% • Order backlog up 35% at the end of June

GOSHEN, Ind., July 29, 2004 — Supreme Industries, Inc. — (AMEX:STS), a leading manufacturer of specialized vehicles including truck bodies and shuttle buses, today announced improved financial results for the 2004 second-quarter and first six-month periods ended June 26, 2004, over the same periods of last year.

Significant increases in volume with the Company's larger fleet and leasing customers produced higher revenues and earnings in the second quarter and first six months of 2004. The Company recorded revenues of $90.8 million for the second quarter of 2004, compared to $60.7 million for the same period last year, an increase of $30.1 million or 50 percent. Revenues in the first six months improved $53.8 million, or 49 percent, to $164.4 million in the 2004 period from $110.6 in the 2003 period.

Net income for the second quarter was $1.9 million, or $0.15 per diluted share, in 2004 compared to $1.2 million, or $0.10 per diluted share, in 2003, and for the first six months was $2.9 million, or $0.23 per diluted share, for the 2004 period and $1.7 million, or $0.14 per diluted share, in the 2003 period.

Gross profit as a percentage of revenues declined in both the quarter and six-month periods, primarily as the result of continuing material cost increases, including escalating steel, aluminum and wood costs. The Company implemented an aggregate seven percent price increase during the first half of 2004 (one percent in March and six percent in early April) to mitigate rising material costs. However, very little benefit from the price increase was realized in the second quarter of 2004 due to the sizeable backlog at March 27, 2004, of $87.6 million. The Company anticipates benefiting from the price increase in the third quarter.

Additionally, direct labor as a percentage of revenues increased during the quarter as the result of extensive use of temporary labor services, delays in chassis arrivals and start-up and training costs at the Company's new Oregon manufacturing plant. However, overhead expenses as a percentage of revenues improved in the quarter and six-month periods partially offsetting increased material and labor costs Thus, gross profit as a percentage of revenues was 10.7 percent for the three months ended June 26, 2004, a decrease of 2.6 percentage points from 13.3 percent for the three months ended June 28, 2003.
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Interest expense increased 2.5 percent from $0.21 million in the second quarter of 2003 to $0.22 million in the same period of 2004. For the first six months, interest expense decreased from $0.44 million in 2003 to $0.41 million in 2004. The increase in interest-bearing bank debt was offset by lower interest charges associated with improvements resulting from enhanced management of chassis under the Company's pool agreements with large original equipment manufacturers. Selling, general and administrative expenses fell as a percent of sales from 9.6 percent in the 2003 second quarter to 7.1 percent in the 2004 second quarter, and from 9.8 percent in the first six months of 2003 to 7.2 percent in the same period of 2004. This decline primarily relates to increased revenues in the quarter and six-month periods ended June 26, 2004.

Stockholders' equity improved to $66.3 million, while working capital increased to $47.4 million to support the Company's backlog of $70.5 million as of June 26, 2004. The Company continues to aggressively manage its working capital assets.

Omer Kropf, president of Supreme Corporation, Supreme Industries' operating subsidiary, stated, "Fleet and leasing revenues more than doubled in the first six months of this year over 2003 results. Coupled with an increase in revenue in all the Company's principal products, overall revenue improved considerably in the quarter and six-month periods. Additionally, five of our six manufacturing locations showed significant increases in revenues, with the sixth location only beginning production in January of this year. We anticipate that continued strong order intake, a healthy backlog and low inventory levels in our distribution channels bode well for continued revenue improvement in the second half of 2004 over the second half of 2003."

"During the first half of 2004, Supreme has made significant additions in property, plant and equipment to consolidate facilities and expand capacity. We acquired 30 acres and a manufacturing facility adjacent to our Jonestown, Pennsylvania, plant, 32 acres and a manufacturing facility in Cleburne, Texas, located in close proximity to an existing facility, and 10 acres adjacent to our Griffin, Georgia, facility," Mr. Kropf continued. "We continue to focus on the scope of our nationwide sales distribution and service to build Supreme's leading position in the truck body industry."

"Since the cost of the major commodities used in our products have not yet stabilized, we have implemented an additional five percent price increase in July." Mr. Kropf concluded. "While demand has increased, we have to be careful that any price increases achieve the desired results."

As announced on July 22, 2004, Supreme's board of directors approved a $0.035 per share cash dividend on its outstanding Class A and Class B Common Stock to be paid on August 9, 2004. This cash dividend is the fourth consecutive quarterly cash dividend in what the Company intends to be a continuing series of quarterly cash dividends, business conditions permitting.

A live webcast of Supreme Industries' earnings conference call can be heard today at 4:30 p.m. Eastern Time at www.supremeind.com.

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Supreme Industries, Inc. is a nationwide manufacturer of specialized truck bodies that are produced to the specifications of its customers. Supreme also manufactures the StarTrans® line of special-purpose "shuttle-type" buses. The Company's transportation equipment products are used by a wide variety of industrial and commercial customers.

This report contains forward-looking statements, other than historical facts, that reflect the views of Company management with respect to future events. When used in this report, words such as "believe," "expect," "anticipate," "estimate," "intend" and similar expressions, as they relate to the Company or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by, and information currently available to, the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations are reasonable, and it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, limitations on the availability of chassis on which the Company's product is dependent, availability of raw materials and severe interest rate increases. The forward-looking statements contained herein reflect the current views of Company management with respect to future events and are subject to those factors and other risks, uncertainties and assumptions relating to the operations, results of operations, cash flows and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

Financial Tables Follow…

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Supreme Industries, Inc. and Subsidiaries Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 26,	June 28,	June 26,	June 28,
	2004	2003	2004	2003
Revenues	$90,845,945	$60,749,259	$164,410,412	$110,573,469

Costs and expenses:
Cost of sales	81,125,598	52,693,036	147,456,087	96,589,968
Selling, general and administrative	6,461,329	5,839,919	11,900,623	10,855,990
Interest	216,271	211,066	408,186	441,852

	87,803,198	58,744,021	159,764,896	107,887,810

Income before income taxes	3,042,747	2,005,238	4,645,516	2,685,659

Income taxes	1,155,000	768,000	1,768,000	1,030,000

Net income	$1,887,747	$1,237,238	$2,877,516	$1,655,659

Earnings per share (a):
Basic	$.16	$.10	$.24	$.14
Diluted	.15	.10	.23	.14

Shares used in the computation of
earnings per share (a):
Basic	12,086,558	11,899,734	12,058,437	11,907,101
Diluted	12,504,790	12,046,443	12,497,473	12,030,422

(a) 2003 share and per share data have been adjusted for a ten percent stock dividend paid in October 2003.

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Supreme Industries, Inc. and Subsidiaries Consolidated Balance Sheets

		June 26,	December 27,
		2004*	2003
Assets
Current assets		$69,702,955	$65,929,916
Property, plant and equipment, net		42,086,505	37,444,901
Intangible assets, net		790,852	816,622
Other assets		2,438,801	2,459,841

Total assets		$115,019,113	$106,651,280

Liabilities
Current liabilities		$22,270,006	$22,432,059
Long-term debt		23,307,497	17,366,609
Deferred income taxes		3,191,546	3,180,453
Other long-term liabilities		0	29,190

Total liabilities		48,769,049	43,008,311
Total stockholders' equity		66,250,064	63,642,969

Total liabilities and stockholders' equity		$115,019,113	$106,651,280

* Unaudited